Exhibit 5.2

July 17, 2017

Howard Bancorp, Inc.

6011 University Boulevard

Suite 370

Ellicott City, Maryland 21043

Re:	Howard Bancorp, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Howard Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”) relating to the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate number of the following securities of the Company, which together shall have an aggregate initial offering price not to exceed $75,000,000, or the foreign currency equivalent thereof: (i) shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares (the “Preferred Shares”) of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock or debt securities; (iv) subscription rights to purchase Common Stock, Preferred Stock or debt securities; (v) debt securities; (vi) depositary shares; (vii) purchase contracts for the purchase or sale of Common Stock, Preferred Stock or debt securities, which may be issued separately or as part of purchase units consisting of a purchase contract and debt securities, debt obligations of third parties or any of the foregoing classes of securities; and (viii) units consisting of two or more of the foregoing classes of securities (collectively, the “Securities”). The Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Registration Statement.

In our capacity as special counsel to the Company and for purposes of this opinion letter, we have reviewed and examined copies of the following documents:

A.           The Company’s Articles of Incorporation, as amended or supplemented from time to time (the “Charter”), certified as of the date hereof by an officer of the Company;

B.           The Company’s Amended and Restated Bylaws (the “Bylaws”), certified as of the date hereof by an officer of the Company;

C.           The Registration Statement, including the Prospectus, in the form in which it will be filed with the SEC;

D.           A certificate of the Maryland State Department of Assessments and Taxation (“SDAT”) dated July 11, 2017, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland;

E.           Copies of the resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the filing of the Registration Statement, certified as of the date hereof by an officer of the Company; and

F.           Such other documents, corporate records and instruments as we have deemed necessary or appropriate, in our professional judgment, for purposes of providing this opinion letter.

Howard Bancorp, Inc.

July 17, 2017

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

a.           Each natural person executing any of the documents that we have reviewed is legally competent and duly authorized to do so.

b.           All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified, photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (including signatures on photocopies, facsimile copies, pdf and electronic image format copies) are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion letter, by action or omission of the parties or otherwise.

c.           All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

d.           Any certificates representing the Securities will be properly executed by one or more authorized officers of the Company.

e.           Upon the issuance of any Common Shares, including any Common Shares that may be issued upon conversion or exercise of any Securities that are convertible into, or exchangeable or exercisable for, Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

f.           Upon the issuance of any Preferred Shares, including any Preferred Shares that may be issued upon conversion or exercise of any Securities that are convertible into, or exchangeable or exercisable for, Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed, respectively, the total number of shares, and the number of shares of such class or series, of Preferred Stock that the Company is then authorized to issue under the Charter.

g.          No Securities will be issued until the Registration Statement has become effective and the Registration Statement will remain effective at the time any Securities are issued, and a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby.

h.          The Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Common Shares, Preferred Shares or Securities convertible into, or exchangeable or exercisable for, Common Stock are issued.

Based upon the foregoing and subject to the limitations and assumptions stated herein, it is our opinion that, as of the date of this opinion letter:

1.          When (i) the issuance of the Common Shares has been duly authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Charter, the Bylaws (the “Common Stock Authorization”) and the Maryland General Corporation Law (the “MGCL”), (ii) such Common Shares have been issued and delivered by the Company against payment therefor in accordance with the terms of the Common Stock Authorization, any applicable underwriting agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the applicable Securities if issued upon conversion, exchange or exercise thereof, and (iii) the Company has recorded or caused to be recorded in its stock ledger the name of the persons to whom such Common Shares are issued, such Common Shares will be validly issued, fully paid and nonassessable.

Howard Bancorp, Inc.

July 17, 2017

2.          When (i) the issuance of the Preferred Shares has been duly authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Charter, the Bylaws (the “Preferred Stock Authorization”) and the MGCL, (ii) Articles Supplementary creating and setting forth the number of shares and the terms of any class or series of Preferred Shares (the “Articles Supplementary”) to be issued by the Company have been authorized pursuant to the Charter, and filed with and accepted for record by SDAT, (iii) such Preferred Shares have been issued and delivered by the Company against payment therefor in accordance with the terms of the Preferred Stock Authorization, the Articles Supplementary, any applicable underwriting agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the applicable Securities if issued upon conversion, exchange or exercise thereof, and (iii) the Company has recorded or caused to be recorded in its stock ledger the name of the persons to whom such Preferred Shares are issued, such Preferred Shares will be validly issued, fully paid and nonassessable.

        In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

a.           We express no opinion regarding the laws of any jurisdiction, or the effect any such laws may have on the matters set forth herein, other than the MGCL. The opinions expressed herein concern only the effect of the MGCL as currently in effect. We assume no obligation to supplement this letter if the MGCL changes after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

b.           If the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto.

c.           Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

The opinions expressed in this opinion letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. in giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Shulman, Rogers, Gandal, Pordy & Ecker, P.A.

By:	/s/ Scott D. Museles
Scott D. Museles